Exhibit 99.1

News	General Motors	GM Communications Detroit, Mich., USA media.gm.com

For Release: 10:45 a.m. EST

December 1, 2010

General Motors Sales Increase 21 Percent in November

•	GM’s four brands are on track to gain market share for the year

•	Chevrolet monthly sales rise 18 percent; year-to-date sales are up 17 percent

•	Buick monthly sales increase 36 percent; year-to-date sales are up 54 percent

•	GMC monthly sales improve 30 percent; year-to-date sales are up 28 percent

•	Cadillac monthly sales increase 21 percent; year-to-date sales are up 38 percent

DETROIT – General Motors dealers reported 168,704 total sales in November, a 21-percent increase from the prior year for the company’s four brands. The gains were the result of balanced contributions from Chevrolet, Buick, GMC and Cadillac cars, crossovers and trucks. With sales for GM’s four brands up 22 percent through November, GM is on track to gain market share for the year.

November retail sales for the company’s brands rose 20 percent compared to a year earlier.

“Each brand came to the party in November,” said Don Johnson, vice president, U.S. sales operations. “These results show that our brands continue to gain momentum with consumers who want stylish, fuel-efficient vehicles.”

During the month, combined sales of the Chevrolet Equinox, GMC Terrain and Cadillac SRX increased 56 percent, while the combined sales for the Buick Enclave, GMC Acadia and Chevrolet Traverse rose 38 percent versus last year. Combined, GM’s crossovers improved 39 percent during the month, and are up 51 percent year to date.

Combined sales of the Chevrolet Avalanche, Chevrolet Silverado and GMC Sierra full-size pickups increased 16 percent for the month and are 16 percent higher year to date, compared to 2009.

Passenger car deliveries increased 17 percent during November, driven by improving demand for the Chevrolet Cruze (8,066 unit sales) and Buick Regal (1,979 unit sales). Strong increases from Chevrolet Aveo (up 47 percent), Chevrolet Impala (up 19 percent) and Buick LaCrosse (up 20 percent) also helped drive the year-over-year improvement.

“November sales results are consistent with our expectations and show that the plan we laid out earlier this year to steadily grow in the U.S. market is working,” Johnson said. Sales for GM’s four brands have increased 22 percent through November, while the industry has increased approximately 11 percent.

Month-end dealer inventory in the U.S. stood at about 536,000 units, which is about 21,000 higher compared to October, and about 98,000 higher than November 2009.

November Key Facts and Brand Results:

•	Calendar-year-to-date total sales for GM’s four brands are up 22 percent

•	Calendar-year-to-date retail sales for GM’s four brands are up 15 percent

•	GM’s four brands have sold 103,014 more vehicles year-to-date than were sold with eight brands through November 2009

•	GM sells the most stylish, fuel-efficient crossovers in the U.S. market, with sales up 51 percent in 2010

•

Chevrolet: Chevrolet delivered 117,588 total vehicles in November, an 18-percent increase year over year. Retail sales for Chevrolet rose 13 percent on the strength of improving Cruze sales, and strong Silverado and Equinox retail sales, which were up 15 and 51 percent respectively. Year-to-date total Chevrolet sales are up 17 percent.

•

Buick: Buick, the fastest growing major automotive brand in the United States, reported 11,725 total sales, a 36-percent increase compared to a year ago. This includes a 37- percent rise in year-over-year retail sales – the 14th consecutive month of year-over-year sales gains for the brand. Total Buick sales are up 54 percent for the calendar year to date.

•

GMC: GMC reported total sales of 27,590, a 30-percent increase compared to the same month last year. This marks the 14th consecutive month of year-over-year sales increases. Retail sales were 29 percent higher than last year, spurred by Sierra, Acadia and Terrain – up 16 percent, 76 percent and 55 percent, respectively. For the year, GMC total sales are up 28 percent.

•

Cadillac: Cadillac, the fastest-growing luxury brand in the United States, reported total sales of 11,801 for November – 21 percent higher than last November, with retail sales increasing 46 percent. November was the 10th consecutive month of year-over-year total and retail sales gains. SRX retail sales were up 39 percent, compared to a year ago. CTS retail sales rose 97 percent, driven by strong demand for the all-new CTS Coupe. Total sales for Cadillac are up 38 percent for the year.

•	Fleet sales for GM’s four brands were 47,330 for the month.

About General Motors: General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 209,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 31 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, Daewoo, Holden, Jiefang, Opel, Vauxhall and Wuling. GM’s largest national market is China, followed by the United States, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

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CONTACT:

Tom Henderson

tom.e.henderson@gm.com

313-667-2702

GM U.S. Deliveries for November 2010 - Divisional Brand Level

*S/D Curr: 24	November				(Calendar Year-to-Date) January - November
*S/D Prev: 23	2010	2009	% Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Vehicle Total	168,739	151,427	11.4	6.8	1,991,042	1,875,981	6.1
Brand Total	168,704	139,672	20.8	15.8	1,978,995	1,621,982	22.0
Other Brand Total	35	11,755	-99.7	-99.7	12,047	253,999	-95.3

GM Vehicle Deliveries by Marketing Division

	2010	2009	%Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Buick Total	11,725	8,627	35.9	30.2	138,294	90,069	53.5
Cadillac Total	11,801	9,721	21.4	16.3	130,207	94,347	38.0
Chevrolet Total **	117,588	100,023	17.6	12.7	1,417,672	1,209,007	17.3
GMC Total **	27,590	21,301	29.5	24.1	292,822	228,559	28.1
Brand Total	168,704	139,672	20.8	15.8	1,978,995	1,621,982	22.0
HUMMER Total	25	221	-88.7	-89.2	3,774	8,721	-56.7
Pontiac Total	7	7,426	***.*	***.*	1,052	169,890	-99.4
Saab Total	0	371	***.*	***.*	608	7,812	-92.2
Saturn Total	3	3,737	***.*	***.*	6,613	67,576	-90.2
Other Brand Total	35	11,755	-99.7	-99.7	12,047	253,999	-95.3

GM Vehicle Total	168,739	151,427	11.4	6.8	1,991,042	1,875,981	6.1

*	Twenty-four selling days for the November period this year and twenty-three for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for November 2010 by Model

	November				(Calendar Year-to-Date) January - November
	2010	2009	% Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Selling Days (S/D)	24	23
Enclave	3,810	3,056	24.7	19.5	48,792	37,701	29.4
LaCrosse	4,070	3,400	19.7	14.7	56,038	23,237	141.2
Lucerne	1,866	2,171	-14.0	-17.6	24,197	29,085	-16.8
Rainier	0	0	***.*	***.*	0	4	***.*
Regal	1,979	0	***.*	***.*	9,267	0	***.*
Rendezvous	0	0	***.*	***.*	0	9	***.*
Terraza	0	0	***.*	***.*	0	33	***.*
Buick Total	11,725	8,627	35.9	30.2	138,294	90,069	53.5

CTS	3,727	2,705	37.8	32.0	40,485	34,637	16.9
DTS	1,384	1,408	-1.7	-5.8	17,102	15,429	10.8
Escalade	1,347	1,618	-16.7	-20.2	13,832	14,736	-6.1
Escalade ESV	763	507	50.5	44.2	7,412	5,713	29.7
Escalade EXT	197	145	35.9	30.2	1,816	2,160	-15.9
SRX	4,076	3,004	35.7	30.0	45,229	15,251	196.6
STS	307	279	10.0	5.5	4,144	5,677	-27.0
XLR	0	55	***.*	***.*	187	744	-74.9
Cadillac Total	11,801	9,721	21.4	16.3	130,207	94,347	38.0

Avalanche	1,459	1,373	6.3	1.8	18,409	14,312	28.6
Aveo	3,262	2,212	47.5	41.3	44,586	35,157	26.8
Camaro	4,164	6,867	-39.4	-41.9	75,685	54,100	39.9
Chevy C/T Series	0	0	***.*	***.*	9	36	-75.0
Chevy W Series	28	41	-31.7	-34.6	286	648	-55.9
Cobalt	931	5,112	-81.8	-82.5	96,740	96,052	0.7
Colorado	1,598	1,316	21.4	16.4	22,255	30,614	-27.3
Corvette	836	952	-12.2	-15.8	11,645	12,901	-9.7
Cruze	8,066	0	***.*	***.*	13,630	0	***.*
Equinox	15,387	9,587	60.5	53.8	127,215	73,437	73.2
Express	4,760	3,489	36.4	30.7	53,279	49,140	8.4
HHR	4,118	4,720	-12.8	-16.4	71,371	67,402	5.9
Impala	14,693	12,375	18.7	13.8	160,667	151,952	5.7
Kodiak 4/5 Series	6	303	-98.0	-98.1	1,189	3,965	-70.0
Kodiak 6/7/8 Series	4	16	-75.0	-76.0	245	875	-72.0
Malibu	11,651	11,113	4.8	0.5	187,250	142,194	31.7
Monte Carlo	0	0	***.*	***.*	0	6	***.*
Silverado-C/K Pickup	25,619	22,101	15.9	11.1	327,617	283,243	15.7
Suburban (Chevy)	4,726	4,678	1.0	-3.2	40,888	36,350	12.5
Tahoe	6,325	6,528	-3.1	-7.1	68,193	63,971	6.6
TrailBlazer	1	165	-99.4	-99.4	216	8,715	-97.5
Traverse	9,954	7,054	41.1	35.2	96,221	82,210	17.0
Uplander	0	21	***.*	***.*	76	1,727	-95.6
Chevrolet Total	117,588	100,023	17.6	12.7	1,417,672	1,209,007	17.3

Acadia	5,541	3,877	42.9	37.0	60,677	47,834	26.8
Canyon	598	452	32.3	26.8	7,166	9,481	-24.4
Envoy	1	81	-98.8	-98.8	82	4,757	-98.3
GMC C/T Series	0	18	***.*	***.*	54	437	-87.6
GMC W Series	25	105	-76.2	-77.2	382	1,591	-76.0
Savana	949	650	46.0	39.9	12,792	11,118	15.1
Sierra	9,781	8,371	16.8	12.0	112,999	99,698	13.3
Terrain	5,902	3,683	60.2	53.6	51,216	8,486	503.5
Topkick 4/5 Series	6	139	-95.7	-95.9	907	2,511	-63.9
Topkick 6/7/8 Series	0	129	***.*	***.*	418	1,707	-75.5
Yukon	2,317	2,253	2.8	-1.4	24,890	26,073	-4.5
Yukon XL	2,470	1,543	60.1	53.4	21,239	14,866	42.9
GMC Total	27,590	21,301	29.5	24.1	292,822	228,559	28.1

Brand Total	168,704	139,672	20.8	15.8	1,978,995	1,621,982	22.0

HUMMER Total	25	221	-88.7	-89.2	3,774	8,721	-56.7

Pontiac Total	7	7,426	***.*	***.*	1,052	169,890	-99.4

Saab Total	0	371	***.*	***.*	608	7,812	-92.2

Saturn Total	3	3,737	***.*	***.*	6,613	67,576	-90.2

Other Brand Total	35	11,755	-99.7	-99.7	12,047	253,999	-95.3

GM Total	168,739	151,427	11.4	6.8	1,991,042	1,875,981	6.1

Sales Reporting and Data Management	Page 1 of 1